                                                                   EXHIBIT 10(f)

                          HYPOTHECATION LOAN AGREEMENT

                                   dated as of

                                  April 7, 2000

                                     between

                           [                       ]

                                       and

                       CHASE PREFERRED CAPITAL CORPORATION

                                TABLE OF CONTENTS

                                                                                          Page


ARTICLE I   DEFINITIONS......................................................................1

   SECTION 1.01.  Defined Terms..............................................................1
   SECTION 1.02.  Terms Generally............................................................8
   SECTION 1.03.  Accounting Terms; GAAP.....................................................8

ARTICLE II   THE CREDITS.....................................................................8

   SECTION 2.01.  The Commitment.............................................................8
   SECTION 2.02.  Request for Loan...........................................................8
   SECTION 2.03.  Funding of Loan............................................................9
   SECTION 2.04.  Termination and Reduction of the Commitment................................9
   SECTION 2.05.  Repayment of Loan; Evidence of Debt........................................9
   SECTION 2.06.  Prepayment of Loan........................................................10
   SECTION 2.07.  Interest..................................................................10
   SECTION 2.08.  Taxes.....................................................................11
   SECTION 2.09.  Payments Generally........................................................12
   SECTION 2.10.  Limited Recourse..........................................................12

ARTICLE III   REPRESENTATIONS AND WARRANTIES................................................12

   SECTION 3.01.  Organization; Powers......................................................13
   SECTION 3.02.  Authorization; Enforceability.............................................13
   SECTION 3.03.  Governmental Approvals; No Conflicts......................................13
   SECTION 3.04.  Financial Condition; No Material Adverse Change...........................13
   SECTION 3.05.  Litigation................................................................14
   SECTION 3.06.  Compliance with Laws and Agreements.......................................14
   SECTION 3.07.  Taxes.....................................................................14
   SECTION 3.08.  Origination...............................................................14
   SECTION 3.09.  HELOCs....................................................................14

ARTICLE IV   CONDITIONS.....................................................................14

   SECTION 4.01.  Documentary Conditions....................................................14
   SECTION 4.02.  Other Conditions..........................................................15
   SECTION 4.03.  Effective Date............................................................16

ARTICLE V   AFFIRMATIVE COVENANTS...........................................................16

   SECTION 5.01.  Financial Statements and Other Information................................16
   SECTION 5.02.  Notices of Material Events................................................17
   SECTION 5.03.  Existence; Conduct of Business............................................17
   SECTION 5.04.  Payment of Obligations....................................................17

   SECTION 5.05.  Books and Records; Inspection and Audit Rights............................17

ARTICLE VI   NEGATIVE COVENANTS.............................................................18

   SECTION 6.01.  Liens.....................................................................18
   SECTION 6.02.  Limitation on Actions.....................................................18

ARTICLE VII   EVENTS OF DEFAULT.............................................................18


ARTICLE VIII   MISCELLANEOUS................................................................20

   SECTION 8.01.  Notices...................................................................20
   SECTION 8.02.  Waivers; Amendments.......................................................20
   SECTION 8.03.  Expenses; Indemnity; Damage Waiver........................................21
   SECTION 8.04.  Successors and Assigns....................................................22
   SECTION 8.05.  Survival..................................................................23
   SECTION 8.06.  Counterparts; Integration; Effectiveness..................................23
   SECTION 8.07.  Severability..............................................................23
   SECTION 8.08.  Governing Law.............................................................24
   SECTION 8.09.  WAIVER OF JURY TRIAL......................................................24
   SECTION 8.10.  Headings..................................................................24


EXHIBIT A      -  Form of Borrowing Base Certificate
EXHIBIT B      -  Form of REVT Certificate
EXHIBIT C      -  Form of Security Agreement

               HYPOTHECATION LOAN AGREEMENT dated as of April 7, 2000, between and CHASE PREFERRED CAPITAL CORPORATION.

               The Borrower (as hereinafter defined) has requested that the Lender (as so defined) make a loan to it in a principal amount not exceeding
$             . The Lender is prepared to make such loan upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

               "Account Bank" means
           .

               "Account Control Agreement" has the meaning assigned to such term in Section 4.01(g).

               "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

               "Applicable Rate" means, with respect to any Interest Payment Period, the rate calculated by the Calculation Agent to be the simple average rate derived by dividing (i) the sum of the Federal Funds Rate in effect for each day during such Interest Payment Period by (ii) the number of days in such Interest Payment Period.

               "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

               "Borrower" means The Chase Manhattan Bank, a New York banking corporation.

               "Borrowing Base" means, as at any date, 85% of the outstanding principal balance of the Eligible HELOCs at such date.

               "Borrowing Base Certificate" means a certificate of a Financial Officer of the Servicer (acting on behalf of the Borrower), substantially in the form of Exhibit A and appropriately completed.

               "Borrowing Request" means a request by the Borrower for the Loan in accordance with Section 2.02.

               "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.


                          Hypothecation Loan Agreement

               "Calculation Agent" means the Person appointed by the Lender from time to time to determine the Applicable Rate and the Federal Funds Rate.

               "Call Report" means, with respect to any banking organization, the Consolidated Reports of Income and Condition of a Bank filed from time to time by such banking organization with its respective banking regulators.

               "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               "Collateral" has the meaning assigned to such term in the Security Agreement.

               "Commitment" means the commitment of the Lender to make the Loan hereunder on the Effective Date, expressed as an amount representing the maximum aggregate principal amount of the Loan to be made by the Lender hereunder, as such commitment may be reduced from time to time pursuant to Section 2.04 or as such commitment may be increased from time to time by agreement of the parties. The initial amount of the Commitment is $1,469,513,385.

               "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

               "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

               "Dollars" or "$" refers to lawful money of the United States of America.

               "Effective Date" means the date on which the conditions specified in Article IV are satisfied (or waived in accordance with Section 8.02).

               "Eligible HELOCs" means, as at any date, the sum of the following (determined without duplication): all HELOCs (i) that are owned by (and in the possession or under the control of) the Borrower as at such date, (ii) that are secured by real property located in a jurisdiction in the United States of America, (iii) in which the Lender has a security interest by virtue of the Security Agreement, and (iv) as to which appropriate Uniform Commercial Code


                          Hypothecation Loan Agreement
financing statements have been filed naming the Borrower as "debtor" and the Lender as "secured party"; provided that the Lender may at any time exclude from Eligible HELOCs any HELOC that the Lender (in its reasonable discretion) determines to be inadequate collateral for the Loan.

               "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

               "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

               "Event of Default" has the meaning assigned to such term in
Article VII.

               "Excluded Taxes" means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

               "Federal Funds Rate" means, for any day, the rate published for such day in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)"), or in the daily internet update of H.15(519) at http://www.bog.frb.fed.us/releases/h15/update ("H.15 Daily Update"), in each case, under the heading "Federal funds (effective)"; provided, however, that:

               (A) the Calculation Agent may, in lieu of the publications referred to above, obtain the Federal Funds Rate from any recognized service that regularly displays the daily Federal funds (effective) rate published in H.15(519);

               (B) if the above rate is not published in H.15(519), H.15 Daily Update or another service selected by the Calculation Agent by 3:00 p.m. New York City time on any day, the Federal Funds Rate for such day shall be the rate determined by the Calculation Agent to be the simple average of the rates for the last transaction in overnight Federal


                          Hypothecation Loan Agreement
        funds arranged as of 9:00 a.m. New York City time on such day by three leading brokers of Federal funds transactions in New York City selected by the Calculation Agent; and

               (C) if on any day fewer than three brokers selected by the Calculation Agent are quoting as mentioned in (B) above, the Federal Funds Rate for such day shall be the Federal Funds Rate in effect on the previous day.

               "Financial Officer" means, with respect to any Person, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, the controller, any senior vice president, any vice president, any assistant vice president or any assistant treasurer of such Person.

               "GAAP" means generally accepted accounting principles in the United States of America.

               "Governmental Authority" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

               "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

               "H.15(519)" has the meaning assigned to such term in the definition of "Federal Funds Rate".

               "H.15 Daily Update" has the meaning assigned to such term in the definition of "Federal Funds Rate".



                          Hypothecation Loan Agreement

               "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

               "HELOC" means a home equity line of credit originated or acquired by the Borrower.

               "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

               "Indemnified Taxes" means Taxes other than Excluded Taxes.

               "Interest Payment Date" means, with respect to the Loan, the last Business Day of each calendar month, the first of which shall be the first such day after the date hereof.

               "Interest Payment Period" means:

               (A) with respect to the interest on the Loan payable on any Interest Payment Date (other than with respect to interest payable under Section 2.07(b)), the period commencing on the preceding Interest Payment Date to but excluding such Interest Payment Date; provided that the first Interest Payment Period shall commence on the date hereof and end on (but exclude) the first Interest Payment Date; and



                          Hypothecation Loan Agreement

               (B) with respect to (i) any interest payable hereunder on any other date (whether by reason of prepayment, default or otherwise), or (ii) interest payable under Section 2.07(b) that is paid on any Interest Payment Date, the period commencing the day such interest begins to accrue to but excluding the day such interest is paid.

               "Lender" means Chase Preferred Capital Corporation.

               "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

               "Loan" means the loan made by the Lender to the Borrower pursuant to this Agreement.

               "Loan Documents" means, collectively, this Agreement and the Security Documents.

               "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower, (b) the ability of the Borrower to perform any of its obligations under this Agreement or any of the other Loan Documents or (c) the rights of or benefits available to the Lender under this Agreement or any of the other Loan Documents.

               "Maturity Date" means the Interest Payment Date falling on or nearest to December 31, 2001.

               "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

               "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

               "Principal Exposure" means, at any time, the outstanding principal amount of the Loan at such time.

               "Real Estate Value Test" means a test that is satisfied as at any date if the sum for each Eligible HELOC of the excess of (x) the aggregate value of the real property within the meaning of Code Section 856(c)(5)(C) directly securing such HELOC over (y) the principal



                          Hypothecation Loan Agreement
amount of any Indebtedness that is senior to such HELOC and secured by the same property, represents at least ninety-five percent (95%) of the Principal Exposure; provided that the amount of such excess for any HELOC shall not exceed the lesser of the fair market value of the HELOC or the outstanding principal balance of such HELOC.

               "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

               "REVT Certificate" means a certificate of a Financial Officer of the Servicer (acting on behalf of the Borrower), substantially in the form of Exhibit B and appropriately completed.

               "Security Agreement" means a Security and Assignment Agreement substantially in the form of Exhibit C between the Borrower and the Lender, as the same shall be modified and supplemented and in effect from time to time.

               "Security Documents" means, collectively, the Security Agreement, the Account Control Agreement and all Uniform Commercial Code financing statements required by the Security Agreement to be filed with respect to the security interests in personal property and fixtures created pursuant to the Security Agreement.

               "Servicer" means Chase Manhattan Mortgage Corporation, a Delaware corporation.

               "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

               "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

               "Transactions" means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of the Loan and the use of the proceeds thereof.



                          Hypothecation Loan Agreement

               "Underlying Mortgage" means, as to each HELOC, the mortgage, deed of trust, deed or other security interest issued in favor of the Borrower in respect thereof.

               SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

               SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.


                                   ARTICLE II

                                   THE CREDITS

               SECTION 2.01. The Commitment. Subject to the terms and conditions set forth herein, the Lender agrees to make the Loan to the Borrower on the Effective Date in a principal amount equal to its Commitment. Amounts prepaid or repaid in respect of the Loan may not be reborrowed.

               SECTION 2.02.  Request for Loan.

               (a) Notice by the Borrower. To request the Loan, the Borrower shall notify the Lender of such request by telephone not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Loan. Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Borrowing Request in a form approved by the Lender and signed by the Borrower.



                          Hypothecation Loan Agreement

               (b) Content of Borrowing Requests. The Borrowing Request shall specify the following information:

                      (i)  the amount of the requested Loan;

                      (ii) the date of the Loan, which shall be a Business Day; and

                      (iii) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.03.

               SECTION 2.03. Funding of Loan. The Lender will make the Loan available to the Borrower by crediting the amount of the Loan, in immediately available funds by 12:00 noon, New York City time, to an account of the Borrower in New York City and designated by the Borrower in the Borrowing Request.

               SECTION 2.04.  Termination and Reduction of the Commitment.

               (a) Scheduled Termination. Unless previously terminated, the Commitment shall terminate at 5:00 p.m., New York City time, on June 30, 2000.

               (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitment.

               (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Lender of any election to terminate or reduce the Commitment under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable.

               (d) Effect of Termination or Reduction. Any termination or reduction of the Commitment shall be permanent.

               SECTION 2.05.  Repayment of Loan; Evidence of Debt.

               (a) Repayment. The Borrower hereby unconditionally promises to pay to the Lender the outstanding principal amount of the Loan on the Maturity Date.

               (b) Maintenance of Records by the Lender. The Lender shall maintain records evidencing the indebtedness of the Borrower to the Lender resulting from the Loan in which it shall record (i) the amount of the Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower hereunder and (iii) the amount of any sum received by the Lender hereunder.



                       Hypothecation Loan Agreement

               (c) Effect of Entries. The entries made in the records maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loan in accordance with the terms of this Agreement.

               (d) Promissory Notes. The Lender may request that the Loan be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to the Lender a promissory note payable to the order of the Lender and in a form approved by the Lender. Thereafter, the Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

               SECTION 2.06.  Prepayment of Loan.

               (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay the Loan in whole or in part, subject to the requirements of this Section.

               (b) Mandatory Prepayments. The Borrower shall from time to time prepay the Loan in such amount as shall be necessary so that (1) the Principal Exposure shall not exceed the Borrowing Base for more than 10 consecutive Business Days, and (2) the Real Estate Value Test shall be satisfied as of the last day of each calendar quarter.

               (c) Notices, Etc. The Borrower shall notify the Lender by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of the Loan or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.07.

               SECTION 2.07.  Interest.

               (a) Loan. The Loan shall bear interest for each Interest Payment Period therefor at a rate per annum equal to the Applicable Rate therefor.

               (b) Default Interest. Notwithstanding the foregoing, if any principal of or interest on the Loan or any fee or other amount payable by the Borrower hereunder is not paid within 10 days of the date the same is due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the Applicable Rate.




                          Hypothecation Loan Agreement

               (c) Payment of Interest. Accrued interest on the Loan shall be payable in arrears on each Interest Payment Date; provided that interest accrued pursuant to paragraph (b) of this Section shall be payable on demand from time to time.

               (d) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Applicable Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

               SECTION 2.08.  Taxes.

               (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) Indemnification by the Borrower. The Borrower shall indemnify the Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

               (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.




                          Hypothecation Loan Agreement

               SECTION 2.09.  Payments Generally.

               (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.08, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its offices at 270 Park Avenue, New York, New York 10017, except as otherwise expressly provided in the relevant Loan Document. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document shall be made in Dollars.

               (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, and (ii) second, to pay principal then due hereunder.

               SECTION 2.10. Limited Recourse. Notwithstanding anything herein or in the other Loan Documents to the contrary, the Lender agrees that it will look solely to the sums realized from the Collateral for payments to be made by the Borrower under this Agreement and the other Loan Documents and that the Borrower shall not be otherwise personally liable for such payments; provided, however, that the Borrower shall indemnify the Lender against, and reimburse the Lender upon demand for, any loss, liability, claim or expense (including, without limitation, reasonable fees and disbursements of counsel) incurred by the Lender as a result of (a) the Borrower's gross negligence or willful misconduct with respect to any aspect of the Transactions or (b) any representation or warranty made or deemed to be made by, or made by the Servicer on behalf of, the Borrower to the Lender under this Agreement or under or in respect of any other Loan Document being materially false as of the date made or deemed made, as the case may be.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

               The Borrower represents and warrants to the Lender that:




                          Hypothecation Loan Agreement

               SECTION 3.01. Organization; Powers. The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

               SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its assets, or give rise to a right thereunder to require any payment to be made by the Borrower, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower.

               SECTION 3.04.  Financial Condition; No Material Adverse Change

               (a) Financial Condition. The Borrower has heretofore furnished to the Lender its Call Report as of and for the fiscal year ended December 31, 1999, certified by the chief financial officer of the Borrower. Such Call Report presents fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower as of such date and for such period in accordance with applicable banking regulations.

               (b) No Material Adverse Change. Since December 31, 1999, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.




                          Hypothecation Loan Agreement

               SECTION 3.05. Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries that involve this Agreement or the Transactions.

               SECTION 3.06. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

               SECTION 3.07. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.08. Origination. Each Eligible HELOC has been originated or acquired by the Borrower in the ordinary course of business.

               SECTION 3.09. HELOCs. Immediately after giving effect to the Loan
(a) the Real Estate Value Test shall be satisfied, and (b) the Principal Exposure shall not exceed 80% of the outstanding principal balance of the Eligible HELOCs.


                                   ARTICLE IV

                                   CONDITIONS

               SECTION 4.01. Documentary Conditions. The obligations of the Lender to make the Loan hereunder shall not become effective until the date on which the Lender shall have received each of the following documents, each of which shall be satisfactory to the Lender in form and substance (or such condition shall have been waived in accordance with Section 8.02):

               (a) Executed Counterparts. From the Borrower, a counterpart of this Agreement signed on behalf of such party.

               (b)  [Intentionally Omitted]




                          Hypothecation Loan Agreement

               (c) Corporate Documents. Such documents and certificates as the Lender or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Lender and its counsel.

               (d) Borrowing Base Certificate. A Borrowing Base Certificate as of a date not more than one day prior to the Effective Date.

               (e) Security Agreement. The Security Agreement, duly executed and delivered by the Borrower and the Lender. In addition, the Borrower and the Servicer, as applicable, shall have taken such other action (including delivering to the Lender, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Lender shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

               (f) Servicing Agreement. An acknowledgment from the Servicer of the Lender's rights hereunder and under the other Loan Documents, in form and substance acceptable to the Lender (including to the effect that the Servicer holds all loan files and Underlying Mortgages relating to the HELOCs for the benefit of the Lender).

               (g) Account Control Agreement. An account control agreement (the "Account Control Agreement"), in form and substance acceptable to the Lender, duly executed and delivered by the Borrower, the Account Bank and the Lender.

               (h) Other Documents. Such other documents as the Lender or special New York counsel to the Lender may reasonably request.

               SECTION 4.02. Other Conditions. The obligation of the Lender to make the Loan is further subject to the satisfaction of the following conditions:

               (A) the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of the Loan;

               (B) at the time of and immediately after giving effect to the Loan, no Default shall have occurred and be continuing; and

               (C) the Borrower shall have paid such fees as the Borrower shall have agreed to pay to the Lender in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the Loan hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).




                          Hypothecation Loan Agreement

               SECTION 4.03. Effective Date. The Lender shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lender to make the Loan hereunder shall not become effective unless each of the conditions specified in Sections 4.01 and 4.02 is satisfied (or waived pursuant to Section 8.02) on or prior to 5:00 p.m., New York City time, on June 30, 2000 (and, in the event such conditions are not so satisfied or waived, the Commitment shall terminate at such time).


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

               Until the Commitment has expired or been terminated and the principal of and interest on the Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lender that:

               SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish (or cause to be furnished) to the Lender:

               (a) within 90 days after the end of each fiscal year of the Borrower, the Call Report of the Borrower as of the end of and for such year, which presents fairly in all material respects the financial condition and results of operations of the Borrower in accordance with applicable banking regulations consistently applied;

               (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the Call Report of the Borrower as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower in accordance with applicable banking regulations consistently applied, subject to normal year-end adjustments and the absence of footnotes;

               (c) on or prior to 4:00 p.m., New York City time on each Business Day, a Borrowing Base Certificate as at the preceding Business Day;

               (d) periodically at the request of the Lender, a report of an independent collateral auditor (which may be affiliated with the Lender) with respect to the HELOCs included in the Borrowing Base as at the end of any accounting period, which report shall indicate that, based upon a review by such auditors of the HELOCs (including verification with respect to the value thereof), the information set forth in the Borrowing Base Certificate delivered by the Borrower as at the end of such accounting period is accurate and complete in all material respects;




                          Hypothecation Loan Agreement

               (e) as of the tenth Business Day preceding the last day of each calendar quarter, an REVT Certificate as at a date no earlier than 10 and no later than 15 Business Days prior to the last day of such calendar quarter; and

               (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, the HELOCs or compliance with the terms of this Agreement and the other Loan Documents, as the Lender may reasonably request.

               SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Lender prompt written notice of the following:

               (a)  the occurrence of any Default;

               (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect of the type described in clause (b) or (c) of the definition thereof; and

               (c) any other development that results in a Material Adverse Effect of the type described in clause (b) or (c) of the definition thereof.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

               SECTION 5.03. Existence; Conduct of Business. The Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

               SECTION 5.04. Payment of Obligations. The Borrower will pay its obligations, including Tax liabilities, that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 5.05. Books and Records; Inspection and Audit Rights. The Borrower will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to the Transactions and the Collateral. The Borrower




                          Hypothecation Loan Agreement
will, and will cause the Servicer to, permit any representatives designated by Lender (including any consultants, accountants, lawyers and appraisers retained by the Lender) to conduct evaluations and appraisals of the Borrower's computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times and as often as reasonably requested. The Borrower also agrees to modify or adjust the computation of the Borrowing Base to the extent required by the Lender as a result of any such evaluation or appraisal.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

               Until the Commitment has expired or terminated and the principal of and interest on the Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lender that:

               SECTION 6.01. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any of the Collateral, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except Liens created pursuant to the Security Documents.

               SECTION 6.02. Limitation on Actions. Except as otherwise expressly permitted under the Security Agreement, the Borrower agrees that it will take no action with respect to any part of the Collateral and will not assign, sell, pledge or otherwise transfer any of its estate, right, title or interest in or to the Collateral except to the Lender.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

               If any of the following events ("Events of Default") shall occur:

               (a) the Borrower shall fail to pay any principal of or interest on the Loan or any fee or any other amount payable under this Agreement or under any other Loan Document within five Business Days after receiving notice that the same shall have become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

               (b) any representation or warranty made or deemed made by, or made by the Servicer on behalf of, the Borrower in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement, Call Report of the Borrower or other document furnished




                          Hypothecation Loan Agreement
        pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

               (c) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Lender to the Borrower;

               (d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

               (e) the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article,
        (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

               (f) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Lender, free and clear of all other Liens (other than Liens permitted under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower;

then, and in every such event (other than an event described in clause (d) or (e) of this Article), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, and (ii) declare the Loan to be due and payable in whole (or in part, in which case any principal not





                          Hypothecation Loan Agreement
so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (d) or (e) of this Article, the Commitment shall automatically terminate and the principal of the Loan, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                                  MISCELLANEOUS

               SECTION 8.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (a) if to the Borrower, to it at 270 Park Avenue, New York, New York 10017, Attention of John N. Bush (Telecopy No. 212-701-4829; Telephone No. 212-701-6812); and

               (b) if to the Lender, to it at 270 Park Avenue, New York, New York 10017, Attention of Louis M. Morrell (Telecopy No. 212-270-0819; Telephone No. 212-270-9737).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

               SECTION 8.02.  Waivers; Amendments.

               (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No





                          Hypothecation Loan Agreement
waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of the Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

               (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

               SECTION 8.03.  Expenses; Indemnity; Damage Waiver.

               (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender, including the reasonable fees, charges and disbursements of counsel for the Lender, in connection with the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Lender, including the fees, charges and disbursements of any counsel for the Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loan made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iii) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

               (b) Indemnification by the Borrower. The Borrower shall indemnify the Lender and each Related Party of the Lender (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) the Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not,





                          Hypothecation Loan Agreement
as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

               (c) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the Loan or the use of the proceeds thereof.

               (d) Payments. All amounts due under this Section shall be payable not later than five Business Days after written demand therefor.

               SECTION 8.04.  Successors and Assigns.

               (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b) Assignment by the Lender. The Lender may assign all or any portion of the Loan only with the consent of the Borrower. Upon execution and delivery by the assignee to the Borrower of an instrument in writing pursuant to which such assignee agrees to become the "Lender" hereunder, and upon consent thereto by the Borrower, the assignee shall have (unless provided in such assignment with the consent of the Borrower) the obligations, rights and benefits of the Lender hereunder in respect of the Loan (or the relevant portion thereof) theretofore held by the Lender. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

               (c) Participations. The Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities (a "Participant") in all or a portion of the Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of the Loan); provided that (i) the Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations and (iii) the Borrower shall





                          Hypothecation Loan Agreement
continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Loan Documents. Subject to paragraph (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.08 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

               (d) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.08 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

               SECTION 8.05. Survival. All covenants, agreements, representations and warranties made by the Borrower (or by the Servicer on behalf of the Borrower) herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Agreement and the making of the Loan, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Sections 2.08 and 8.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

               SECTION 8.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract between the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received a counterpart hereof bearing the signature of the Borrower, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               SECTION 8.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.





                          Hypothecation Loan Agreement

               SECTION 8.08. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

               SECTION 8.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               SECTION 8.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                            [Signature page follows.]





                          Hypothecation Loan Agreement

               IN WITNESS WHEREOF, the parties hereto have caused this Hypothecation Loan Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           THE CHASE MANHATTAN BANK


                                           By
                                             -----------------------------
                                             Name:
                                             Title:



                                           CHASE PREFERRED CAPITAL
                                             CORPORATION


                                           By
                                             -----------------------------
                                             Name:



                          Hypothecation Loan Agreement

                                                                       EXHIBIT A

                      [Form of Borrowing Base Certificate]

                           BORROWING BASE CERTIFICATE

                                     [DATE]

               Reference is made to the Hypothecation Loan Agreement dated as of April 7, 2000 (as modified and supplemented and in effect from time to time, the "Loan Agreement"), between The Chase Manhattan Bank and Chase Preferred Capital Corporation. Terms defined in the Loan Agreement are used herein as defined therein.

               Pursuant to Section 5.01(c) of the Loan Agreement, the undersigned, the [TITLE] of the Servicer, and as such a Financial Officer of the Servicer, hereby certifies that, to the best of [his/her] knowledge, attached hereto as Annex 1 is a true and accurate calculation of the Borrowing Base as of [DATE] determined in accordance with the requirements of the Loan Agreement.

               IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the __________ day of ____________, ____.


                                          ----------------------------
                                          Name:
                                          Title:



                       Form of Borrowing Base Certificate

                                                                       EXHIBIT B

                           [Form of REVT Certificate]

                                REVT CERTIFICATE

                                     [DATE]

               Reference is made to the Hypothecation Loan Agreement dated as of April 7, 2000 (as modified and supplemented and in effect from time to time, the "Loan Agreement"), between The Chase Manhattan Bank and Chase Preferred Capital Corporation. Terms defined in the Loan Agreement are used herein as defined therein.

               Pursuant to Section 5.01(e) of the Loan Agreement, the undersigned, the [TITLE] of the Servicer, and as such a Financial Officer of the Servicer, hereby certifies that, to the best of [his/her] knowledge, attached hereto as Annex 1 is a true and accurate calculation of the Real Estate Value Test as of [DATE] determined in accordance with the requirements of the Loan Agreement.

               IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the __________ day of ____________, ____.


                                          ----------------------------
                                          Name:
                                          Title:



                            Form of REVT Certificate

                                                                   EXHIBIT 10(g)

                        SECURITY AND ASSIGNMENT AGREEMENT

                                   dated as of

                                  April 7, 2000

                                     between

                         [                           ]

                                      and

                       CHASE PREFERRED CAPITAL CORPORATION

                                TABLE OF CONTENTS

                                                                                          Page

SECTION 1.  Definitions......................................................................1

SECTION 2.  Representations and Warranties...................................................3

SECTION 3.  Collateral Assignment............................................................3

SECTION 4.  Cash Proceeds of Collateral......................................................4

        4.01.  Collateral Account............................................................4
        4.02.  Proceeds of Accounts..........................................................5
        4.03.  Investment of Balance in Collateral Account...................................5

SECTION 5.  Further Assurances; Remedies.....................................................6

        5.01.  Delivery and Other Perfection.................................................6
        5.02.  Other Financing Statements and Liens..........................................7
        5.03.  Preservation of Rights........................................................7
        5.04.  Triggering Event..............................................................7
        5.05.  Events of Default, Etc........................................................7
        5.06.  Removals, Etc.................................................................9
        5.07.  Private Sale..................................................................9
        5.08.  Application of Proceeds.......................................................9
        5.09.  Attorney-in-Fact.............................................................10
        5.10.  Perfection...................................................................10
        5.11.  Termination..................................................................10
        5.12.  Further Assurances...........................................................10
        5.13.  Release......................................................................10

SECTION 6.  Miscellaneous...................................................................11

        6.01.  Notices......................................................................11
        6.02.  No Waiver....................................................................11
        6.03.  Amendments, Etc..............................................................11
        6.04.  Expenses.....................................................................11
        6.05.  Successors and Assigns.......................................................11
        6.06.  Counterparts.................................................................11
        6.07.  Governing Law................................................................12
        6.08.  WAIVER OF JURY TRIAL.........................................................12
        6.09.  Captions.....................................................................12
        6.10.  Agents and Attorneys-in-Fact.................................................12
        6.11.  Severability.................................................................12

ANNEX 1 -    Schedule of HELOCs
ANNEX 2 -    List of Locations

                        SECURITY AND ASSIGNMENT AGREEMENT

               SECURITY AND ASSIGNMENT AGREEMENT dated as of April 7, 2000,
between [                        ], a banking corporation (the "Borrower"), and
CHASE PREFERRED CAPITAL CORPORATION (the "Lender").

               The Borrower and the Lender are parties to a Hypothecation Loan Agreement dated as of April 7, 2000 (as modified and supplemented and in effect from time to time, the "Loan Agreement"), providing, subject to the terms and conditions thereof, for a loan to be made by the Lender to the Borrower in a
principal amount on the date hereof not exceeding $             .

               To induce the Lender to enter into the Loan Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:


               SECTION 1. Definitions. Terms defined in the Loan Agreement are used herein as defined therein, and Section 1.02 and Section 1.03 of the Loan Agreement are incorporated herein by reference as fully and to the same extent as if set forth herein. In addition, as used herein:

               "Accounts" has the meaning assigned to such term in Section 3(a).

               "Collateral" has the meaning assigned to such term in Section 3.

               "Collateral Account" has the meaning assigned to such term in
Section 4.01.

               "Instruments" has the meaning assigned to such term in Section 3(b).

               "Moody's" means Moody's Investors Service, Inc.

               "Permitted Investments" means:

               (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;


                       Security and Assignment Agreement

               (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's or from Moody's;

               (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

               (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition; and

               (e) investments in money-market funds rated AAAm or better by Standard & Poor's or MR1 or better by Moody's, having aggregate assets of at least $1,000,000,000 and having a portfolio consisting primarily of securities of the type and maturity described in clauses (a), (b) and
        (c).

               "Secured Obligations" means, collectively, (a) the principal and interest on the Loan made by the Lender to the Borrower and all other amounts from time to time owing to the Lender by the Borrower under the Loan Documents, and (b) all obligations of the Borrower to the Lender hereunder.

               "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

               "Standstill Period" means:

               (a) in the case of the Borrowing Base, any period during which the Principal Exposure exceeds the Borrowing Base and a mandatory prepayment in respect of such excess is not required pursuant to Section 2.06(b) of the Loan Agreement; and

               (b) in the case of the Real Estate Value Test, any period during which such Test is not satisfied and a mandatory prepayment in respect thereof is not required pursuant to Section 2.06(b) of the Loan Agreement.


                       Security and Assignment Agreement

               "Triggering Event" means:

               (a) the assignment by Standard & Poor's and Moody's of a rating to the long-term senior unsecured debt of the Borrower at or below
        (by Standard & Poor's) and at or below    (by Moody's); or

               (b) the failure of a Person obligated in respect of any HELOC (1) to pay when due interest, principal or other amounts relating to such HELOC or (2) to comply with any other material obligation or covenant relating such HELOC.

               "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.


               SECTION 2. Representations and Warranties. The Borrower represents and warrants to the Lender that:

               (a) Ownership and Liens. The Borrower is the sole beneficial owner of the Collateral and no Lien exists or will exist upon such Collateral at any time except for the pledge and security interest in favor of the Lender created or provided for herein.

               (b) No other HELOCs. The HELOCs listed on Annex 1 hereto represent all of the HELOCs made by the Borrower as of the date hereof and Annex 1 correctly identifies the outstanding principal amount of each HELOC, the date such HELOC was executed and delivered and the Person obligated to the Borrower in respect of such HELOC.


               SECTION 3. Collateral Assignment. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Borrower hereby assigns, pledges and grants to the Lender a security interest in all of the Borrower's right, title and interest in, to and under the following property, whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

               (a) the HELOCs listed on Annex 1 hereto, all HELOCs now or hereafter made or acquired by the Borrower, all loans made pursuant to all such HELOCs and (without duplication) all general intangibles (including payment intangibles) and accounts (each as defined in the Uniform Commercial Code) of the Borrower constituting any right to the payment of money due and to become due to the Borrower in respect of any of the HELOCs


                       Security and Assignment Agreement

        (such HELOCs, general intangibles, accounts and moneys due and to become due being herein called collectively "Accounts");

               (b) all instruments and chattel paper (each as defined in the Uniform Commercial Code), and all other contracts, of the Borrower evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the HELOCs, including (but not limited to) promissory notes and credit agreements (herein collectively called "Instruments");

               (c) the Collateral Account and the balance from time to time in the Collateral Account;

               (d) all Underlying Mortgages in respect of the HELOCs and any other security interest granted in favor of the Borrower in connection with the HELOCs; and

               (e) all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Borrower described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Borrower in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, credit agreements, mortgages, deeds of trust and other security documents, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Borrower or any computer bureau or service company (including the Servicer) from time to time acting for the Borrower.


               SECTION 4.  Cash Proceeds of Collateral.

               4.01. Collateral Account. The Borrower has established account number ________________, designated __________________ at Chase Manhattan Bank USA, National Association (said account, together with any replacements thereof or substitutions therefor, the "Collateral Account"), which shall be a "securities account" (as defined in Section 8-501 of the Uniform Commercial
Code), into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Lender pursuant hereto and into which the Borrower may from time to time deposit any additional amounts that it wishes to pledge to the Lender as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter


                       Security and Assignment Agreement
provided. Except as expressly provided in the next two sentences, the Lender shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the Borrower as the Borrower shall from time to time instruct. However, at any time during a Standstill Period, no portion of the collected balance of the Collateral Account shall be remitted to or upon the order of the Borrower. Moreover, at any time following the occurrence and during the continuance of an Event of Default, the Lender may in its discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.08. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

               4.02. Proceeds of Accounts. The Borrower shall instruct all account debtors and other Persons obligated in respect of all Accounts (including all obligors in respect of the HELOCs) to make all payments in respect of the Accounts either (a) directly to the Lender (by instructing that such payments be remitted to a post office box which shall be under the control of the Lender) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be under the control of the Lender) under arrangements, in form and substance satisfactory to the Lender, pursuant to which the Borrower shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Lender for deposit into the Collateral Account. All payments made to the Lender, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, the Borrower agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, the Borrower shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Borrower for and as the property of the Lender and shall not be commingled with any other funds or property of the Borrower.

               4.03. Investment of Balance in Collateral Account. The cash balance standing to the credit of the Collateral Account shall be invested from time to time in such Permitted Investments as the Borrower (or, after the occurrence and during the continuance of a Default or during a Standstill Period, the Lender) shall determine, which Permitted Investments shall be held in the name and be under the control of the Lender (and, if the Collateral Account is a securities account, credited to the Collateral Account), provided that at any time after the occurrence and during the continuance of an Event of Default, the Lender may in its discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.08.



                       Security and Assignment Agreement

               SECTION 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Borrower hereby agrees with the Lender as follows:

               5.01.  Delivery and Other Perfection.  The Borrower shall:

               (a) deliver and pledge to the Lender (or its nominee) any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Lender may request; provided, that so long as no Default shall have occurred and be continuing, the Borrower may retain for collection in the ordinary course any Instruments received by the Borrower in the ordinary course of business and the Lender shall, promptly upon request of the Borrower, make appropriate arrangements for making any Instrument pledged by the Borrower available to the Borrower for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Lender, against trust receipt or like document);

               (b) deliver and pledge to the Lender (or its nominee) any and all Underlying Mortgages, security documents and credit files relating to the Collateral;

               (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Lender) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Lender (or its nominee) to exercise and enforce its rights hereunder with respect to such pledge and security interest, provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (f) below and recordation in the applicable public records of the assignment to the Lender of any interest in an Underlying Mortgage shall be subject to Section 5.04;

               (d) maintain (or cause to be maintained) full and accurate books and records relating to the Collateral;

               (e) permit representatives of the Lender, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Lender to be present at the Borrower's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Borrower with respect to the Collateral, all in such manner as the Lender may require; and


                       Security and Assignment Agreement

               (f) upon the occurrence and during the continuance of any Default, upon request of the Lender, promptly notify (and the Borrower hereby authorizes the Lender so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Lender hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Lender.

               5.02. Other Financing Statements and Liens. The Borrower shall not, without the prior written consent of the Lender, file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Lender is not named as the sole secured party.

               5.03. Preservation of Rights. The Lender shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

               5.04. Triggering Event.

               (a) Ratings-Based Triggering Event. The Borrower shall, within 90 days following the occurrence (and during the continuance) of a Triggering Event of the type described in clause (a) of the definition thereof, record (or cause to be recorded) in the applicable public records the assignment to the Lender of each Underlying Mortgage and execute and deliver to the Lender any other instruments reasonably requested by the Lender to evidence such assignment, such assignments and other instruments to be in form and substance acceptable to the Lender.

               (b) Default on Underlying HELOC. Upon the occurrence of a Triggering Event of the type described in clause (b) of the definition thereof, if requested by the Lender, the Borrower shall within 2 Business Days of such request record (or cause to be recorded) in the applicable public records the assignment to the Lender of the Underlying Mortgage relating to such HELOC and execute and deliver to the Lender any other instruments reasonably requested by the Lender to evidence such assignment, such assignment and other instruments to be in form and substance acceptable to the Lender. Thereupon, the Lender shall be entitled to exercise any remedy with respect to such HELOC that it would be entitled to exercise upon the occurrence and during the continuance of an Event of Default, including the right to foreclose (or direct the Servicer to foreclose) against the property securing such HELOC in the name of the Lender.

               5.05. Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

               (a) the Borrower shall, at the request of the Lender, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Lender and the Borrower, designated in its request;


                       Security and Assignment Agreement

               (b) the Lender may make (or direct the Servicer to make) any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

               (c) the Lender shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Lender were the sole and absolute owner thereof (and the Borrower agrees to take all such action as may be appropriate to give effect to such right);

               (d) the Lender in its discretion may, in its name or in the name of the Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

               (e) the Lender may, upon ten Business Days' prior written notice to the Borrower of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Lender or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Lender deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Borrower, any such demand, notice and right or equity being hereby expressly waived and released. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.



                       Security and Assignment Agreement

The proceeds of each collection, sale or other disposition under Section 5.04 or this Section 5.05 shall be applied in accordance with Section 5.08.

               5.06. Removals, Etc. Without at least 30 days' prior written notice to the Lender, the Borrower shall not (i) maintain any of its books and records with respect to the Collateral at any office, or maintain its principal place of business at any place, other than at the address indicated in Section
8.01 of the Loan Agreement or at one of the locations identified in Annex 2 or in transit from one of such locations to another or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

               5.07. Private Sale. The Lender shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.04 or Section 5.05 conducted in a commercially reasonable manner. The Borrower hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree.

               5.08. Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Lender under Section 4 or this Section 5 (but subject to the terms of said Sections), shall be applied by the Lender:

               First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Lender and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Lender in connection therewith;

               Next, to the payment in full of the Secured Obligations then due and payable (whether at stated maturity, by acceleration or otherwise); and

               Finally, provided that (a) the Principal Exposure at such time does not exceed the Borrowing Base at such time, and (b) the Real Estate Value Test (as most recently determined in accordance with Section 5.01(e) of the Loan Agreement) is satisfied, to the payment to the Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

               As used in this Section 5, "proceeds" of Collateral means cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any



                       Security and Assignment Agreement
thereof received under any reorganization, liquidation or adjustment of debt of the Borrower or any issuer of or obligor on any of the Collateral.

               5.09. Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Lender while no Triggering Event or Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Triggering Event or Event of Default the Lender is hereby appointed the attorney-in-fact of the Borrower for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Lender shall be entitled under this Section 5 to make collections in respect of the Collateral, the Lender shall have the right and power to receive, endorse and collect all checks made payable to the order of the Borrower representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

               5.10. Perfection. Prior to or concurrently with the execution and delivery of this Agreement (but subject to Section 5.04), the Borrower shall file such financing statements and other documents in such offices as the Lender may request to perfect the security interests granted by Section 3.

               5.11. Termination. When all Secured Obligations shall have been paid in full and the Commitment of the Lender under the Loan Agreement shall have expired or been terminated, this Agreement shall terminate, and the Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Borrower and to be released and canceled all licenses and rights referred to herein. The Lender shall also execute and deliver to the Borrower upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Borrower to effect the termination and release of the Liens on the Collateral.

               5.12. Further Assurances. The Borrower agrees that, from time to time upon the written request of the Lender, the Borrower will execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order fully to effect the purposes of this Agreement.

               5.13. Release. From time to time, upon the request of the Borrower, the Lender shall release HELOCs identified by the Borrower from the Lien of this Agreement; provided that, if requested by the Lender, the Lender shall receive (i) an officer's certificate, dated the date of the proposed release, signed by a Financial Officer of the Borrower, confirming compliance with



                       Security and Assignment Agreement
conditions (A) and (B) set forth in Section 4.02 of the Loan Agreement (as if each reference therein to the "Loan" were a reference to the proposed release), and (ii) a Borrowing Base Certificate dated the date of the proposed release setting forth all information therein immediately after giving effect to the proposed release. The Lender shall execute and deliver to the Borrower upon any such release such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Borrower to effect such release.


               SECTION 6. Miscellaneous.

               6.01. Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its address for notices specified pursuant to Section 8.01 of the Loan Agreement and shall be deemed to have been given at the times specified in said Section 8.01.

               6.02. No Waiver. No failure on the part of the Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

               6.03. Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Borrower and the Lender.

               6.04. Expenses. The provisions of Section 8.03 of the Loan Agreement are incorporated herein by reference as fully and to the same extent as if set forth herein. Any amounts required to be paid or reimbursed by the Borrower under said Section shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

               6.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Borrower and the Lender (provided, however, that the Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender).

               6.06. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.



                       Security and Assignment Agreement

               6.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

               6.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               6.09. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

               6.10. Agents and Attorneys-in-Fact. The Lender may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

               6.11. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender in order to carry out the intentions of the parties hereto as nearly as may be possible and
(b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                            [Signature page follows.]



                       Security and Assignment Agreement

               IN WITNESS WHEREOF, the parties hereto have caused this Security and Assignment Agreement to be duly executed and delivered as of the day and year first above written.

                                    [                       ]


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:



                                    CHASE PREFERRED CAPITAL CORPORATION


                                    By
                                       ---------------------------------
                                       Name:
                                       Title:


                       Security and Assignment Agreement